UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2012

Park Sterling Corporation
(Exact name of registrant as specified in its charter)

North Carolina	001-35032	27-4107242
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1043 E. Morehead Street, Suite 201, Charlotte, NC	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 716-2134

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 30, 2012, Park Sterling Corporation (the “Registrant”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”).  The following are the voting results on each matter submitted to the Registrant’s shareholders at the Annual Meeting.

Proposal 1: The Registrant’s shareholders elected the following three directors, to serve for terms expiring at the Registrant’s 2015 Annual Meeting of Shareholders, or until their earlier resignation or retirements or until successors are duly elected and qualified.

Name	For	Withheld	Broker-Non-Votes
James C. Cherry	23,994,054	168,352	4,794,589
Patricia C. Hartung	23,990,795	171,611	4,794,589
Thomas B. Henson	23,811,970	350,436	4,794,589

Proposal 2: The Registrant’s shareholders voted to ratify the appointment of Dixon Hughes Goodman LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstentions	Broker-Non-Votes
28,866,629	77,535	12,831	-0-

Proposal 3: The Registrant’s shareholders provided a nonbinding advisory vote on a resolution approving the compensation of the Registrant’s named executive officers.

For	Against	Abstentions	Broker-Non-Votes
22,964,030	766,753	431,617	4,794,595

Proposal 4: The Registrant’s shareholders provided a nonbinding advisory vote on the frequency of the advisory vote on the compensation of the Registrant’s named executive officers..

One year	Two years	Three years	Abstentions	Broker-Non-Votes
22,055,179	188,804	1,646,737	213,497	4,852,778

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2012

PARK STERLING CORPORATION

	By:	/s/ David L. Gaines
David L. Gaines
Chief Financial Officer